UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 2, 2014
Date of report (Date of earliest event reported)

PIPER JAFFRAY COMPANIES
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 1000 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 303-6000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The information in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 2, 2014, Piper Jaffray Companies (the “Company”) entered into an Amended and Restated Note Purchase Agreement (the “Amended and Restated Note Purchase Agreement”) with Piper Jaffray & Co., a wholly owned subsidiary of the Company (“PJ&Co”) and certain funds or accounts managed by Pacific Investment Management Company LLC (“PIMCO”) or its affiliates, under which PJ&Co purchased variable rate senior notes, Class A, from the Company (the “Class A Notes”) and immediately resold the Class A Notes pursuant to Rule 144A under the Securities Act of 1933, as amended, to funds or accounts managed by PIMCO or its affiliates. The Notes were purchased and resold by PJ&Co at a purchase price equal to 100% of their principal amount.
The Class A Notes have an aggregate principal amount of $50 million, and were issued upon the repayment in full of a previous issuance of variable rate senior notes, Class A, with a principal amount of $50 million issued to PIMCO in 2012 and which were retired on June 2, 2014 (the “Matured Class A Notes”). The Class B senior notes with a principal amount of $75 million issued to PIMCO in 2012 (the “Class B Notes”) remain outstanding and become due on November 30, 2015.
The Class A Notes bear interest at a rate equal to the three-month London Interbank Offered Rate (“LIBOR”) plus 3.00% and mature 36 months after the date of issuance. Interest on the Class A Notes is payable, and the Class A Notes’ interest rates adjust, on a quarterly basis. The Class A Notes rank pari passu with the Company’s other senior unsecured debt. The Company intends to use the proceeds from the issuance of the Notes for general corporate purposes.
The terms of the Class A and Class B Notes, covenants, events of default, and remedies will otherwise remain substantially the same as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2012, which disclosure is incorporated by reference herein.
The foregoing description of the Amended and Restated Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Note Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference in this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
10.1    Amended and Restated Note Purchase Agreement dated June 2, 2014 among Piper Jaffray Companies, Piper Jaffray & Co., and the Purchasers party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES

Date: June 5, 2014	By	/s/ Debbra L. Schoneman
Debbra L. Schoneman
Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing
10.1	Amended and Restated Note Purchase Agreement dated June 2, 2014 among Piper Jaffray Companies, Piper Jaffray & Co., and the Purchasers party thereto.	Filed Electronically